Malone & Bailey PC                 Registered, Public Company Accounting
Certified Public Accounting Firm     Oversight Board
                                   American Institute of CPAs, Center
                                     for Audit Quality
                                   Texas Society of Certified Public Accountants


                                 October 2, 2007


Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Trans Energy, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 2, 2007 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Malone & Bailey, PC
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Malone & Bailey, PC